Exhibit 99.1

BranchOut Food Shareholder Update: Record Q2 Revenue and Major Retail Wins Position Company for Transformational Q4 and Beyond

Record customer wins, rapidly increasing factory utilization, and expanding recurring business create a clear path toward significantly higher revenue and margin expansion.

Key Highlights

●	Record Q2 revenue of approximately $4.5 million, representing another all-time high for the Company.

●	Nation’s second-largest warehouse club transitions BranchOut’s Crunchy Fruit Chips to an approximately $8 million annual everyday program in 309 clubs beginning in September with an opportunity to expand store count next year.

●	Production planned to nearly double to 70–80 metric tons per month as major customer programs begin ramping.

●	Additional estimated $2 million Tropical Mix order secured with the same retailer, with shipments beginning in December and potential to become another everyday item.

●	Five-product launch, hits the target, with a leading U.S. mass retailer beginning in September expands BranchOut’s branded platform into a major new retail customer.

●	Ingredient business continues accelerating, with multiple new commercial wins and growing adoption by large CPG companies.

●	Based on current booked orders, management estimates Q4 revenue of approximately $6-7 million. Factory utilization is expected to double by September, driving meaningful margin expansion through improved operating leverage.

BEND, Ore., Aug 13th 2026 — BranchOut Food Inc. (NASDAQ: BOF), a food technology company pioneering next-generation fruit, vegetable, and dairy-based snacks through its proprietary GentleDry™ technology, today provided a business update following another record quarter and outlined management’s expectations for what it believes will be a transformational fourth quarter and beyond as major customer programs significantly ramp.

Record Q2 Summary

BranchOut generated record second quarter revenue of approximately $4.5 million, representing another all-time quarterly high for the Company. Growth was driven by continued execution across both its branded retail and rapidly expanding ingredient businesses while positioning the Company for substantially higher production volumes in the second half of 2026.

The second quarter represented an important investment period as the Company prioritized securing large, recurring customer programs over maximizing short-term profitability. To support the initial launch of its Crunchy Fruit Mix with the nation’s second-largest warehouse club retailer, BranchOut incurred one-time costs associated with first-time production scale-up, expedited freight, marketing support, and in-store demonstrations. While these investments temporarily pressured margins, they ultimately resulted in the product being accepted as an approximately $8 million annual everyday program, allowing the Company to transition to continuous production with significantly improved manufacturing efficiencies and margins.

Similarly, BranchOut produced significant volumes of strawberries for its ingredient business during the quarter at a time when raw material costs were nearly twice normal seasonal pricing. Although this reduced margins on those initial shipments, the Company secured substantially larger recurring strawberry programs that will be produced during season under planned purchasing contracts, which management expects will generate gross margins of approximately 40%.

Management believes these strategic investments have established a growing base of recurring business that positions the Company for significantly higher production volumes and stronger profitability beginning in the fourth quarter.

Nation’s Second-Largest Warehouse Club Expands Everyday Business

Following exceptional consumer response, BranchOut’s Crunchy Fruit Chips have transitioned from a one time order to an approximately $8 million annual program across 309 clubs, with shipments beginning in September.

Building on that success, the retailer also awarded BranchOut an additional estimated $2 million Tropical Mix order, with shipments expected to begin in December. Management believes the product has the potential to become another everyday offering following its initial launch.

Leading U.S. Mass Retailer Launch Begins in September

BranchOut will launch five branded products with a leading U.S. mass retailer beginning in September, significantly expanding the Company’s branded platform into a major new retail customer. The launch includes both fruit snacks and new vegetable- and dairy-based products, demonstrating the expanding capabilities of the GentleDry™ platform.

Ingredient Business Becoming a Major Growth Engine

The Company’s ingredient business continues to accelerate through multiple new commercial wins and growing ingredient integration by large CPG companies. After generating approximately $2 million in revenue during 2025, management expects this business to grow to approximately $6-7 million in 2026 and believes it has the potential to exceed $10 million in 2027. As customers continue expanding their use of BranchOut’s premium fruit and vegetable ingredients across multiple commercial applications, management expects the ingredient business to become an increasingly important driver of production volume, factory utilization, and profitability.

Production Expected to Nearly Double

To support these new customer programs, BranchOut expects monthly production to increase from approximately 35-40 metric tons to 70-80 metric tons as production ramps through the second half of 2026 based on booked orders.

Management believes this approximately 2X increase in factory utilization will significantly improve manufacturing efficiency, reduce fixed manufacturing overhead per pound by roughly half, lower unit costs, and create meaningful margin improvements.

Outlook for Q4 and Beyond

Based on current booked orders, management estimates Q4 revenue of approximately $6-7 million, delivery timing depended. The Company believes this represents a significant step function in revenue and positions BranchOut for profitability, with much of the expected growth driven by recurring everyday customer programs.

“We believe BranchOut is entering the most exciting period in the Company’s history,” said Eric Healy, Chief Executive Officer of BranchOut Food. “Over the past two years since opening our factory, we have focused on building customer relationships, expanding our manufacturing capabilities, and developing innovative products that differentiate us in the marketplace. Those investments are now translating into significantly higher production volumes, improving margins, and a growing base of recurring business. As we approximately double factory utilization over the coming months, we believe BranchOut is well positioned to deliver sustained profitable growth and create long-term value for our shareholders.”

About BranchOut Food Inc.

BranchOut Food is a leading international food technology company, specializing in the production of high-quality dehydrated fruit and vegetable-based products through its proprietary GentleDry Technology. This next-generation dehydration method preserves up to 95% of the original nutrition of fresh produce, offering superior quality and taste. Protected by over 17 patents, BranchOut’s technology enables it to stand out as a trusted brand, ingredient and a private-label supplier. For more information, visit www.branchoutfood.com or follow us on social media here.

For more information:

ir@branchoutfood.com

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements relate to expectations or forecasts of future events. Forward-looking statements may be identified using words such as “forecast,” “intend,” “seek,” “target,” “anticipate,” “believe,” “expect,” “estimate”, “plan,” “position”, “outlook,” and “project” and other similar expressions that predict or indicate future events or trends or that are not statements of historical matters. Forward-looking statements with respect to the operations of BranchOut Food, Inc., (the Company) strategies, prospects and other aspects of the business of the Company are based on current expectations that are subject to known and unknown risks and uncertainties, which could cause actual results or outcomes to differ materially from expectations expressed or implied by such forward-looking statements. You are cautioned not to place undue reliance upon any forward-looking statements, which speak only as of the date made. Although it may voluntarily do so from time to time, the Company undertakes no commitment to update or revise the forward-looking statements, whether as a result of new information, future events or otherwise, except as required by applicable securities laws.